UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) Of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634	52-1287752
(Commission	(IRS Employer
File Number)	Identification No.)

4690 Millennium Drive
Belcamp, Maryland (Address of Principal Executive Offices)	21017 (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     SafeNet, Inc. (the “Company”) and certain of its directors and executive officers have been named as defendants in a purported class action lawsuit filed on behalf of purchasers of the common stock of the Company between March 31, 2003 and May 18, 2006. The lawsuit was filed in the United States District Court for the Southern District of New York and is captioned Police and Fire Retirement System of the City of Detroit v. SafeNet, Inc., et. al. (Case No. 06-CV-5797). This action alleges violations of the federal securities laws in connection with public statements by the Company relating to its stock option practices and related accounting, and improper accounting by the Company of its revenues and expenses relating to certain long-term product development contracts. The Company intends to vigorously defend the lawsuit.
     The Company does not intend to file further Current Reports on Form 8-K describing additional lawsuits, if any, that are purported class action lawsuits and are based on allegations substantially similar to those described above.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 3, 2006

SAFENET, INC.
By:	/s/ Anthony A. Caputo
Anthony A. Caputo,
Chairman and Chief Executive Officer